EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Dana Incorporated of our report dated February 18, 2021 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Dana Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Toledo, OH

July 30, 2021